Exhibit 32.1

Certification of Chief Executive Officer

In connection with the Quarterly Report of Hawthorn Bancshares, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2014 as filed with the Securities and Exchange Commission (the “Report”), I, David T. Turner, Chairman of the Board and Chief Executive Officer of our Company, hereby certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)                                 The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Dated: May 15, 2014

/s/ David T. Turner
David T. Turner
Chairman of the Board and Chief Executive Officer